UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 1, 2011

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On March 31, 2011, Brooks Sherman, Chairman and Chief Executive Officer of Integrated Security Systems, Inc. (the “Company”), resigned his position.

(c)

Effective April 1, 2011, the Board of Directors of the Company appointed Russell Cleveland as Chairman of the Board of Directors and Chief Executive Officer of the Company.

Mr. Cleveland has been a Director since February 2001 and is the President, Chief Executive Officer, sole Director and the majority shareholder of Renn Capital Group, Inc., an investment management firm which manages entities holding a majority share of the outstanding common stock of the Company.  He has served as President, Chief Executive Officer and director of RENN Global Entrepreneurs Fund, Inc. since its inception in 1994.  Mr. Cleveland is a Chartered Financial Analyst with more than 41 years experience as a specialist in investments for smaller capitalization companies.  He serves on the Boards of Directors of Renaissance US Growth Investment Trust PLC, CaminoSoft Corp., Cover-All Technologies, Inc. and BPO Management Services, Inc.

Item 8.01

Other Events.

On March 28, 2011, the Company issued a press release announcing the resignation of Brooks Sherman and the appointment of Russell Cleveland as the Chairman of the Board of Directors and Chief Executive Officer of the Company.  A copy of the press release is attached as an exhibit to this Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Press Release of Integrated Security Systems, Inc. dated March 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated: April 1, 2011	By:	/s/ Russell Cleveland
Name: Russell Cleveland
Title: Chief Executive Officer

Exhibit Index

Exhibit No.

Description

99.1

Press Release of Integrated Security Systems, Inc. dated March 28, 2011.